SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: MARCH 15, 2004
(DATE OF EARLIEST EVENT REPORTED)

NEWFIELD EXPLORATION COMPANY
(Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                      1-12534                     72-1133047
(State or Other Jurisdiction    Commission File Number)        (I.R.S. Employer
     of Incorporation)                                        Identification No.)

363 N. SAM HOUSTON PARKWAY E., SUITE 2020
HOUSTON, TEXAS 77060
(Address of Registrant’s Principal Executive Offices)

(281) 847-6000
(Registrant’s Telephone Number, Including Area Code)

Item 11. Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

        Among other restrictions, the insider trading policy of Newfield Exploration Company (“Newfield”) generally prohibits all directors, officers and employees of Newfield and its subsidiaries from trading in Newfield’s securities during the period beginning on the first day of each calendar quarter and ending at the close of trading on the second trading day following the release of Newfield’s earnings announcement for that quarter. During this period participants in Newfield’s 401(k) plan are prohibited from changing the percentage of future contributions to be invested in the Newfield common stock investment option under the plan and from transferring or reallocating prior contributions from or to the Newfield common stock investment option. As a result, a “blackout period” (as defined in Regulation BTR promulgated under the Securities Exchange Act of 1934) will commence on April 1, 2004 and will end after the close of trading on the second trading day following the release of Newfield’s quarterly earnings announcement for the quarterly period ended March 31, 2004. Newfield currently expects to release its quarterly earnings announcement during the week of April 26, 2004.

        Inquiries about the blackout period may be directed to C. William Austin by phone at (281) 847-6069 or in writing to Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEWFIELD EXPLORATION COMPANY

Date:  March 15, 2004               By: /s/ TERRY W. RATHERT
               ------------------------------------------
                                        Terry W. Rathert
                                        Vice President and Chief Financial Officer